UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST REPORTED EVENT - September 27, 2007

AXION POWER INTERNATIONAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22573	65-0774638
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3601 Clover Lane
New Castle, PA 16105
(Address of principal executive offices)

(724) 654-9300
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 27, 2007, Axion Power International, Inc. (the “Company”) appointed Andrew Carr Conway, Jr., as its Chief Financial Officer pursuant to a written Consulting Agreement (the “Agreement”). The following summarizes the material terms of the Agreement:

•	Mr. Conway is serving as the Chief Financial Officer for the Company and for its wholly owned subsidiary Axion Power Battery Manufacturing, Inc.;

•	The term of Mr. Conway’s employment is a six-month period effective as of September 1, 2007 and terminating on February 28, 2008;

•	Mr. Conway’s compensation is a monthly consulting fee of $15,000 per month; and

•
Mr. Conway was granted an option to purchase 80,000 shares of the Company’s common stock at an option exercise price of $4.50 per share. The option to purchase 20,000 shares vested at the execution of the Agreement, and the option to purchase an additional 10,000 shares vests each month beginning on September 1, 2007.

Mr. Conway, aged 63, is a Certified Public Accountant, Forensic Certified Public Accountant, Certified Fraud Examiner and Certified Financial Investigator. For the last ten years, Mr. Conway has been in private practice examining violations of GAAP, investigating misappropriations of corporate assets and advising audit committees either as an independent consultant or through affiliation with certain firms. Mr. Conway had his own consulting practice from approximately October of 1998 to early 2001 when he entered the employ of Hein & Associates, a regional accounting firm headquartered in Denver Colorado. Mr. Conway left Hein & Associates in December of 2001 and entered a consulting arrangement with The Dickerson Group, an entity engaged in financial investigations and judgment enforcement. The Dickerson Group merged with another firm in late 2006, and became the Heartland Dickerson Group, which was engaged in the same general business. Mr. Conway conducted his consulting activities with these firms through Conway Enterprises, LLC, an entity he formed December 15, 2005 until he left his association with Heartland Dickerson Group approximately August 31, 2007. Previously, Mr. Conway served for fourteen years in the Divisions of Corporation Finance and Enforcement of the Securities and Exchange Commission until his retirement in 1997. Prior to Mr. Conway’s service with the Commission, he had worked for sixteen years in a variety of functions with the Internal Revenue Service. Mr. Conway has a total of over forty years of financial investigative and examination experience. Mr. Conway graduated from Abilene Christian University in 1967 with a degree in accounting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Axion Power International, Inc. has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: October 3, 2007

Axion Power International, Inc.

By:	/s/ Thomas Granville
Thomas Granville
Chief Executive Officer